United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2021

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On October 27, 2020, the Board of Directors (the “Board) of Limoneira Company (the “Company”) expanded the size of the Board to ten directors and appointed Jesus Loza to serve as a Class II director, and appointed Amy Fukutomi as a Class II director to fill an existing vacancy on the Board. The Company filed a Current Report on Form 8-K on October 28, 2020 (the “Original Form 8-K”) reporting, among other things, under Item 5.02 the appointment of Jesus Loza and Amy Fukutomi to its Board, and the information in the Original Form 8-K is hereby incorporated by reference in its entirety. At the time of the filing of the Original Form 8-K, Mr. Loza’s and Ms. Fukutomi’s committee assignments had not been determined. Effective January 26, 2021, the Board appointed Mr. Loza to serve as a member of the Risk Management Committee and Marketing Committee of the Board and Ms. Fukutomi to serve as a member of the Marketing Committee and Philanthropy Committee of the Board. Mr. Loza and Ms. Fukutomi will serve as directors until the Annual Meeting of Stockholders to be held in 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2021	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary